                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:




[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials


[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                              VERILINK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              VERILINK CORPORATION
                               145 BAYTECH DRIVE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 1999

                            ------------------------

     The Special Meeting of Stockholders (the "Special Meeting") of Verilink Corporation (the "Company"), will be held at the Company's corporate offices located at 145 Baytech Drive in San Jose, California on Tuesday, June 22, 1999, at 10:00 a.m. Pacific Daylight Time, for the following purposes:

          1. To ratify and approve an amendment to the Company's Amended and Restated 1993 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 5,050,000 shares to 6,050,000 shares;

          2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     The foregoing matters are described in more detail in the enclosed Proxy Statement, which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on May 10, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE TO ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU SEND IN YOUR PROXY AND THEN DECIDE TO ATTEND THE SPECIAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,


                                          Graham G. Pattison

                                          President, Chief Executive Officer
                                          and Director

San Jose, California

May 28, 1999

                                 MAILED TO STOCKHOLDERS ON OR ABOUT MAY 28, 1999


                              VERILINK CORPORATION
                               145 BAYTECH DRIVE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Verilink Corporation, a Delaware corporation (the "Company"), of proxies in the accompanying form for use in voting at a Special Meeting of Stockholders to be held on Tuesday, June 22, 1999, at 10:00 a.m. Pacific Daylight Time, at the Company's corporate offices located at 145 Baytech Drive, San Jose, California and any adjournment or postponement thereof (the "Special Meeting"). The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Special Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.


     The close of business on May 10, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, the Company had 14,076,931 shares of Common Stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting of a majority, or 7,038,466 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters.


     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Special Meeting, and an employee of the Company will tabulate votes cast in person at the Special Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal.

                                 PROPOSAL NO. 1

                     APPROVAL AND RATIFICATION OF AMENDMENT
             TO THE COMPANY'S AMENDED AND RESTATED 1993 OPTION PLAN

     The Company's stockholders are being asked to act upon a proposal to approve the action taken by the Board of Directors on April 13, 1999 amending the Company's Amended and Restated 1993 Stock Option Plan (the "Option Plan") to increase the number of shares authorized for issuance under the Option Plan by 1,000,000 shares, from 5,050,000 to an aggregate of 6,050,000 shares. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

PROPOSED AMENDMENT


     The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Option Plan is necessary for the Company to remain competitive in its compensation practices. A significant number of shares available for issuance under the Option Plan were used for option grants in connection with the Company's acquisition of TxPort, Inc. in November 1998, and in connection with the employment of the Company's new President and Chief Executive Officer in April 1999. As of the Record Date, there were remaining approximately 127,286 shares authorized and available for issuance under the Option Plan. In the absence of an increase in the available shares, after the issuance of the remaining authorized shares, no additional shares will be available for future option grants under the Option Plan, except to the extent that shares become available upon terminations or cancellation of outstanding options. For these reasons, the Board of Directors has approved an amendment to the Option Plan to increase the number of shares of Common Stock of the Company available for issuance thereunder by 1,000,000 shares, from 5,050,000 to an aggregate of 6,050,000 shares.


AMENDED PLAN BENEFITS

     As of the date of this Proxy Statement, no non-employee directors ("Outside Directors") and no associates of any director, executive officer or nominee for director has been granted any options subject to shareholder approval of the proposed amendment. The benefits to be received pursuant to the Option Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S OPTION PLAN.


     A general description of the principal terms of the Option Plan is set forth below. Although the Company believes that the following description provides a fair summary of the material terms of the Option Plan, the description is qualified in its entirety by the text of the Option Plan, including the amendment proposed to be approved by the stockholders. Unless marked otherwise, proxies received will be voted FOR the approval and ratification of the proposed amendment to the Option Plan.

GENERAL DESCRIPTION OF OPTION PLAN.

     The following summary of the Option Plan, including the proposed amendment, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.


     The Company's Option Plan was initially approved by the Board of Directors in March 1993 and initially approved by the stockholders in November 1993. In September 1996, the Board of Directors approved, and in November 1996 the stockholders ratified, an amendment to the Option Plan to increase the number of shares reserved for issuance thereunder by 750,000 shares from 3,300,000 to 4,050,000 shares. In July 1998, the Board of Directors approved, and in November 1998 the stockholders ratified, an amendment to the Option Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares from 4,050,000 to 5,050,000 shares. As of May 10, 1999, the number of executive officers, employees, consultants and directors of the Company and its subsidiaries that were eligible to receive grants under the Option Plan was approximately 350 persons. As of May 10, 1999, options to purchase 1,900,675 shares had been exercised, 563 shares were repurchased pursuant to the Option Plan and options to purchase 3,022,602 shares were outstanding.

     The purpose of the Option Plan is to create additional incentives for the Company's employees (including employees of any subsidiaries of the Company) and others who perform substantial services to the Company and to promote the financial success and progress of the Company by providing an opportunity to purchase shares of the Company's Common Stock pursuant to the exercise of options granted under the Option Plan. The Company may grant options that qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. ISOs may be granted to employees (including officers and directors who are employees) of the Company, and employees who hold certain outstanding options issued under the Company's 1983 Stock Option Plan and 1989 Directors Stock Option Plan (the "Prior Plans"), both of which Prior Plans have been terminated. Nonqualified stock options may be granted to employees, officers, directors, independent contractors and consultants of the Company and holders of certain outstanding options issued under the Prior Plans.

     In April 1996, the Option Plan was amended to provide for automatic nonqualified option grants of 30,000 shares ("Automatic Grants") to Directors who are not officers of the Company ("Non-Employee Directors") upon each Non-Employee Director's election and re-election to the Board of Directors. Automatic grants will vest in equal annual amounts over a three-year period following the date of grant. Non-Employee Directors who are elected between Special Meetings will receive a ratable Automatic Grant. The exercise price of options granted to Non-Employee Directors will be the fair market value on the date of grant. Non-Employee Directors may not receive grants under the Option Plan other than Automatic Grants.

     The Board of Directors or a committee designated by the Board of Directors is authorized to administer the Option Plan in a manner that complies with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Currently, the Option Plan is being administered by the Board of Directors, which determines which eligible individuals are granted options and the terms of such options, including the exercise price, number of shares subject to the option and the vesting and exercisability thereof; provided, the maximum term of an ISO granted under the Option Plan may not exceed 10 years.

     The exercise price of an ISO granted under the Option Plan must equal at least 100% of the fair market value of the subject stock on the grant date and the exercise price of all nonqualified stock options must equal at least 85% of the fair market value of the subject stock on the grant date. With respect to any participant who owns more than 10% of the combined voting power of all classes of stock of the Company, the exercise price of any option granted must equal at least 110% of the fair market value on the grant date and, if the option granted is an ISO, the maximum term of such ISO may not exceed 5 years. The aggregate fair market value on the date of grant of the stock for which ISOs are exercisable for the first time by an employee of the Company or an affiliate during any calendar year may not exceed $100,000.

     Nonqualified stock options and ISOs granted under the Option Plan are immediately exercisable; however, the shares of Common Stock issued upon exercise of such options typically vest over four years at the annual rate of 25% of the total shares granted on the anniversary of the grant date, provided the optionee remains continuously employed by the Company. Upon cessation of employment for any reason, the Company has the option to repurchase all, but not some, of any unvested shares of Common Stock issued upon exercise of an option under the Option Plan, within 60 days following the date of cessation of employment at a repurchase price equal to the exercise price of such shares.

     Nonqualified and incentive stock options granted under the Option Plan are not transferable other than by will or the laws of descent or distribution, and each option that has not yet expired is exercisable only by the recipient during such person's lifetime, or for 12 months thereafter by the person or persons to whom the option passes by will or the laws of descent or distribution. The Option Plan may be amended at any time by the Board of Directors, although certain amendments require stockholder approval. The Option Plan will terminate on March 1, 2003 unless earlier terminated by the Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

     The following summarizes only the federal income tax consequences of stock options granted under the Option Plan. State and local tax consequences may differ.

     The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more or not more than one year, respectively, following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed for most types of property is 20%.


     The grant of an ISO under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.


     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long-or short-term capital gain, depending on the holding period. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee (subject to the requirements of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation).

     The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible to the Company only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by Section 162(m) of the Code, including the establishment of a maximum number of shares which may be granted to any one employee during a specified time period. The Company has established the maximum number of shares with respect to which options can be granted. Those limits are 200,000 shares per fiscal year, with a 400,000 share limitation for grants to new hires.

     The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Option Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of May 10, 1999 by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and nominee for director of the Company, (c) each Named Executive Officer in the Summary Compensation Table below (see "Executive Compensation") and (d) all current executive officers, directors and nominees for director who beneficially own shares, as a group.


                                                               NUMBER OF      PERCENTAGE
                                                                 SHARES       OF SHARES
                                                              BENEFICIALLY   BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                      OWNED(1)       OWNED(2)
                  ------------------------                    ------------   ------------
Leigh S. Belden (3).........................................    3,084,752         21.9%
Steven C. Taylor (4)........................................    2,096,789         14.9
Beltech, Inc. (5)...........................................    1,000,000          7.1
Wellington Management Co. LLP (6)...........................      991,200          7.0
Dimensional Fund Advisors I (7).............................      811,200          5.8
Oliver Corporation (8)......................................      800,000          5.7
Howard Oringer (9)..........................................      197,666          1.4
Henry L. Tinker (10)........................................      191,570          1.4
Robert F. Griffith (11).....................................      114,222            *
John C. Batty (12)..........................................       73,815            *
David L. Lyon (13)..........................................       62,916            *
Graham G. Pattison (14).....................................       12,500            *
John E. Major(15)...........................................       21,562            *
John A. McGuire.............................................            0            *
All executive officers and directors as a group (15
  persons)(16)..............................................    6,074,765         41.8%


---------------

 * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 10, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Verilink Corporation, 145 Baytech Drive, San Jose, California 95134.


 (2) Percentage beneficially owned is based on 14,076,931 shares of Common Stock outstanding as of May 10, 1999.



 (3) Includes (a) 1,321,869 shares owned by Leigh S. Belden, individually, and by Leigh S. Belden & Deborah Tinker Belden, or their successors, Trustees U/A Dated 12/09/88; (b) 1,050 shares owned by Baytech Associates, a California general partnership in which Mr. Belden has a 50% general partner interest; (c) 746,208 shares owned by trusts for minor children of Mr. Belden; and (d) 1,000,000 shares owned by Beltech Corporation, a Nevada corporation of which Mr. Belden is a Director and President and the Leigh
     S. Belden and Deborah Tinker Belden Trust U/A Dated 12/09/88 is the sole shareholder. Mr. Belden disclaims beneficial ownership as to 746,208 of these shares. Also includes options to purchase 15,625 shares exercisable within 60 days of May 10, 1999.



 (4) Includes (a) 1,280,114 shares owned by Steven C. Taylor, individually, and by Steven C. Taylor and Suzanne E. Taylor, Trustees of Steven and Suzanne Taylor Living Trust Agreement Dated June 2,

     1988; (b) 1,050 shares owned by Baytech Associates, a California general partnership interest in which Mr. Taylor has a 50% general partner interest; (c) 800,000 shares owned by the Oliver Corporation, a Nevada corporation of which Mr. Taylor is a Director and President and the Steven and Suzanne Taylor Living Trust Agreement Dated June 2, 1988 is the sole shareholder. Also includes options to purchase 15,625 shares exercisable within 60 days of May 10, 1999.


 (5) Beltech, Inc., 940 Southwood Blvd., Suite 201, Incline Village, NV 89452.


 (6) As reported in a Schedule 13G filed by Wellington Management Co., as of December 31, 1998, includes 991,200 shares as to which Wellington Management Co. has shared voting and sole investment power. Wellington Management Co., 75 State Street, Boston, MA 02109



 (7) As reported in a Schedule 13G filed by Dimensional Fund Advisors I, as of December 31, 1998, includes 811,200 shares as to which Dimensional Fund Advisors I has sole voting and investment power. Dimensional Fund Advisors I, 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.



 (8) Oliver Corporation, 940 Southwood Blvd., Suite 201, Incline Village, NV 89452.



 (9) Includes options to purchase 31,666 shares exercisable within 60 days of May 10, 1999.



(10) Includes options to purchase 101,666 shares exercisable within 60 days of May 10, 1999.



(11) Includes options to purchase 113,645 shares exercisable within 60 days of May 10, 1999.



(12) Includes options to purchase 64,166 shares exercisable within 60 days of May 10, 1999.



(13) Includes options to purchase 57,916 shares exercisable within 60 days of May 10, 1999.



(14) Includes options to purchase 12,500 shares exercisable within 60 days of May 10, 1999.



(15) Includes options to purchase 11,562 shares exercisable within 60 days of May 10, 1999.



(16) Includes options to purchase 579,496 shares exercisable within 60 days of May 10, 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     The following tables set forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


     The following table, together with the footnotes thereto, summarizes the total compensation for fiscal 1998 of (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Company who were serving as such at 1998 fiscal year end (collectively, the "Named Officers"), as well as the total compensation paid to each Named Officer for the Company's two previous fiscal years, if applicable. Mr. Pattison, the Company's current Chief Executive Officer, was not employed by the Company during the 1998 fiscal year and thus received no compensation during this period.


                                                                          LONG-TERM
                                            ANNUAL COMPENSATION          COMPENSATION
                                     ---------------------------------   ------------
                                                             OTHER        SECURITIES
                                                             ANNUAL       UNDERLYING     ALL OTHER
    NAME AND PRINCIPAL      FISCAL    SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION
         POSITION            YEAR     ($)(1)    ($)(2)       ($)(3)         (#)(4)          ($)
    ------------------      ------   --------   -------   ------------   ------------   ------------
Leigh S. Belden...........   1998    $245,000   $    --     $    --             --         92,820(5)
  President, Chief
     Executive               1997     245,000        --          --             --         21,923(5)
  Officer and Director       1996     245,000        --      50,000             --         86,300(5)
Steven C. Taylor..........   1998     245,000        --          --             --         67,764(5)
  Chief Technical Officer,   1997     245,000        --          --             --         36,666(5)
  Vice Chairman of the       1996     245,000        --      45,400             --         83,800(5)
  Board of Directors
Robert F. Griffith........   1998     180,000    80,000          --         10,000         65,816(6)(7)
  Vice President, Sales      1997     180,000    80,000          --         30,000         33,757(6)(7)
                             1996       6,923        --          --        115,000             --
Henry L. Tinker...........   1998     179,000    25,000          --         60,000         83,764(6)(8)
  Vice President,
     Operations              1997     179,000        --          --        150,000         41,922(6)
                             1996     179,000    27,000          --             --         28,700(6)
John C. Batty.............   1998     180,000    30,000          --         10,000         32,823(6)
  Vice President, Finance
     and                     1997      20,077        --          --        100,000          1,540(6)
  Chief Financial Officer    1996          --        --          --             --             --

---------------
(1) The amounts disclosed in this column include amounts deferred by the Named Executive Officers pursuant to the Company's 401 (k) Investment/Retirement Plan (the "401 (k) Plan").

(2) The amounts disclosed in this column represent bonus amounts in the year earned.

(3) The amounts disclosed in this column represent amounts paid by the Company as reimbursement for the payment of income taxes.

(4) The stock options listed in the table include the options to purchase Common Stock of the Company.

(5) This amount primarily represents life insurance premiums, retirement benefits, reimbursement of medical expenses, auto lease or auto allowances and operating expenses paid by the Company.

(6) This amount primarily represents auto lease or auto allowances and operating expenses, 401(k) Plan matching contributions, life insurance premiums and reimbursement of medical expenses paid by the Company.

(7) Additionally, includes payment by Company of relocation expenses in the amounts of $43,064 for fiscal year 1998 and $10,000 for fiscal year 1997.

(8) Additionally, includes payment by Company of housing expenses in the amount of $36,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to the grant of stock options under the Company's Amended and Restated 1993 Stock Option Plan (the "Plan") to each of the Named Executive Officers during the fiscal year ended June 28, 1998.

                                                                                    POTENTIAL REALIZABLE
                             NUMBER                                                   VALUE AT ASSUMED
                               OF         % OF TOTAL                                   ANNUAL RATE OF
                           SECURITIES      OPTIONS                                   STOCK APPRECIATION
                           UNDERLYING     GRANTED TO     EXERCISE                    FOR OPTION TERM(1)
                            OPTIONS      EMPLOYEES IN    PRICE PER    EXPIRATION    ---------------------
          NAME              GRANTED      FISCAL YEAR       SHARE         DATE          5%          10%
          ----             ----------    ------------    ---------    ----------    --------    ---------
Leigh S. Belden..........        --            --             --             --          --           --
Steven C. Taylor.........        --            --             --             --          --           --
Robert F. Griffith.......    10,000          1.64%        $6.750       12/02/07     $42,500     $107,580
Henry L. Tinker..........    10,000          1.64%         6.750       12/02/97      42,500      107,580
                             50,000          8.21%         6.375       01/07/08     200,460      508,005
John C. Batty............    10,000          1.64%         6.750       12/02/07      42,500      107,580

---------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in fiscal year 1998, and unexercised options held as of June 28, 1998, by the Named Executive Officers.

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                              SHARES                           FISCAL YEAR END (#)          FISCAL YEAR END($)(2)
                           ACQUIRED ON        VALUE        ---------------------------   ---------------------------
          NAME             EXERCISE (#)   REALIZED(1)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ------------   --------------   -----------   -------------   -----------   -------------
Leigh S. Belden..........         --              --             --              --             --             --
Steven C. Taylor.........         --              --             --              --             --             --
Robert F. Griffith.......         --              --         64,999          90,001        $43,124       $ 58,126
Henry L. Tinker..........         --              --         95,833         114,167             --        108,750
John C. Batty............         --              --         29,166          80,834         72,915        192,085
                              ------          ------         ------         -------        -------       --------

---------------
(1) The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value on the exercise date.

(2) The value of "in-the-money" stock options represents the positive spread between the exercise price of options and $8.25, the price per share of the underlying shares of Common Stock, as reported on the Nasdaq National Market on June 26, 1998 (the last trading day of fiscal year 1998).

DIRECTOR COMPENSATION


     Howard Oringer and David Lyon each received a fee of $10,000 per month pursuant to oral consulting agreements with the Company during fiscal 1998. All Non-employee Directors receive quarterly retainer fees ranging from $4,000 to $11,000 depending upon their duties, fees of $2,000 for each Board and Strategy Committee meeting and fees of $500 for each Audit Committee and Compensation Committee meeting.

Non-employee Directors also receive automatic grants under the Verilink Corporation Amended and Restated 1993 Stock Option Plan (the "1993 Option Plan") of options to purchase 30,000 shares upon election and re-election to the Board, which options vest in equal annual amounts over a three-year period following the grant date.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During then fiscal year 1998, Mr. Oringer, Chairman of the Company's Board of Directors and then a consultant to the Company, and Dr. Lyon, then a consultant to the Company, served as members of the Compensation Committee.


CHANGE OF CONTROL SEVERANCE BENEFITS AGREEMENTS


     The Company has entered into a Change of Control Severance Benefits Agreement (the "Agreement") with the following executive officers: Graham G. Pattison, President and Chief Executive Officer; John C. Batty, Vice President Finance and Chief Financial Officer; Thomas A. Flak, Vice President Marketing; Robert F. Griffith, Vice President Sales; Stephen G. Heinen, Vice President, Engineering; Andrea C. Potts, Vice President Human Resources; Stephen M. Tennis, Vice President, General Counsel; Henry L. Tinker, Vice President Operations; and Steven E. Turner, Vice President, Strategic Business Unit, Huntsville. All capitalized terms in the description below have the same meaning as in the Agreement. Under the terms of the Agreement if the executive's employment terminates due to an Involuntary Termination or a Voluntary Termination for Good Reason within 24 months following a Change of Control, the termination will be a Covered Termination and the Company shall (i) pay the Executive a lump sum payment equal to 100% of the sum of Annual Base Pay and Annual Bonus, subject to any applicable withholding of federal, state or local taxes, (ii) fully vest all stock options held by the executive and the period of time to exercise such stock options following a Covered Termination may be extended, and (iii) continue Welfare Benefit coverage for the executive and his covered dependents under any Welfare Benefit plan or program maintained by the Company on the same terms and conditions (including cost to the executive) as in effect immediately prior to the Covered Termination for one (1) year following the Covered termination. Upon the occurrence of a Covered Termination, and prior to the receipt of any benefits under the Agreement, the executive shall execute an Employee Agreement and Release (the "Release"). Such Release shall specifically relate to all of the executive's rights and claims in existence at the time of such execution and shall confirm the executive's obligations under the Company's standard form of proprietary information agreement. Mr. Turner is also a party to an agreement with the former TxPort, Inc. providing for salary continuation and other benefits in the event of a Change of Control of TxPort, Inc.


REPORT OF THE COMPENSATION COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.


     In determining the officers' compensation levels, the Compensation Committee generally considers factors such as competitive compensation levels for officers of other high technology companies of similar revenues, profitability and growth rates among other factors. The Compensation Committee adopted a Key Employee Incentive Plan designed to reward the Company's executive officers if certain corporate financial goals and individual performance goals were achieved in fiscal 1998. No payments were made under the plan in fiscal 1998 as the Company failed to meet the minimum threshold for such payments. Nonetheless, the Compensation Committee believed that certain executive officers had made significant contributions to the Company during fiscal 1998 and awarded non-plan bonuses to such officers.



     The Compensation Committee during fiscal year 1998 was composed of Mr. Oringer and Dr. Lyon. In addition to administering the 1993 Option Plan and the 1996 Purchase Plan, the Compensation Committee is authorized by the Board, among other things, to establish and review annually the general compensation policies applicable to the Company's executive officers, including the relationship of Company financial performance to executive compensation and the basis for the Chief Executive Officer's compensation during each fiscal year.

     No member of the Compensation Committee is a former or current officer or employee of the Company.

     Compensation Policy Regarding Deductibility. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. For the fiscal year ended June 28, 1998, no executive officer of the Company received $1 million in total compensation, nor does the Company anticipate that compensation payable to any executive officer will exceed $1 million for fiscal 1999.

                                          Compensation Committee

                                          Howard Oringer
                                          David L. Lyon, Ph.D.

October 20, 1998

PERFORMANCE GRAPH

     The following chart compares the cumulative total stockholder return on the Company's Common Stock since the date of the Company's initial public offering on June 10, 1996 (the "IPO") through the end of the Company's last fiscal year (June 28, 1998), with the cumulative total return on The Nasdaq Stock Market U.S. Index and the Hambrecht & Quist Technology Index during the same period. The comparison assumes $100 was invested on June 10, 1996 in the Company's Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                                               NASDAQ STOCK MARKET          HAMBRECHT & QUIST
                                                  VERILINK CORPORATION               (U.S.)                    TECHNOLOGY
                                                  --------------------         -------------------          -----------------
'10-Jun-96'                                                100                         100                         100
'Jun-96'                                                   159                          97                          95
'Sep-96'                                                   153                         100                         101
'Dec-96'                                                   208                         105                         108
'Mar-97'                                                    38                          99                         103
'Jun-97'                                                    67                         117                         124
'Sep-97'                                                    58                         137                         150
'Dec-97'                                                    38                         129                         127
'Mar-98'                                                    69                         151                         153
'Jun-98'                                                    52                         155                         157

     This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented.

     Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                                          By Order of the Board of Directors


                                          Graham G. Pattison

                                          President, Chief Executive Officer
                                          and Director


May 28, 1999

San Jose, California

SKU-1526-PS-995

                              VERILINK CORPORATION

                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN



               1.     Establishment, Purpose and Definitions.

                      (a) There is hereby established the Amended and Restated 1993 Stock Option Plan (the "Plan") of Verilink Corporation (the "Adopting Company"). The Adopting Company along with any successor corporation to the Adopting Company and any present or future parent or subsidiary corporations of the Adopting Company or such successor corporation shall be collectively referred to as the "Company." For the purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                      (b) The purpose of the Plan is to create additional incentive for eligible individuals (as defined in Section 4 below) to promote the financial success and progress of the Company. The Plan provides employees, including officers and directors who are employees, of the Company, and holders of certain outstanding options issued under the Verilink Corporation 1983 Stock Option Plan or 1989 Officers and Directors Stock Option Plan (the "Prior Plans") an opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options under Section 422 of the Code (referred to as "incentive stock options"). The Plan also provides employees, officers, directors, independent contractors and consultants of the Company and holders of certain outstanding options issued under the Prior Plans an opportunity to purchase shares of Stock pursuant to options which are not described in Section 422 of the Code (referred to as "nonqualified options").

               2.     Administration.

                      (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee (the "Committee") under such terms and conditions as the Board shall determine. If the Company becomes subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules promulgated thereunder, the Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Act ("Rule 16b-3"). Except as permitted by Rule 16b-3, none of the members of the Committee shall receive, while serving on the Committee, a grant or award of equity securities under (i) the Plan or (ii) any other plan of the Company under which the participants are entitled to acquire Stock (including restricted stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company, other than pursuant to the grant of automatic options provided in Section 7, below, and pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this Section 2(a) shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer to the Board.

                      (b) Except for options granted to Non-Employee Directors pursuant to Section 7, the Committee shall determine which eligible individuals (as defined in Section 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

                      (c) Except for options granted to Non-Employee Directors pursuant to Section 7, the Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the Optionee's rights under an outstanding option shall not be made without the Optionee's written consent. The Committee may, with the Optionee's written consent, cancel any outstanding stock option or accept any outstanding stock option in exchange for a new option.

                      (d) The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all participants. Notwithstanding the foregoing, the Committee shall not exercise any discretionary functions with respect to options granted to Non-Employee Directors pursuant to Section 7.

               3.     Stock Subject to the Plan.

                      (a) An aggregate of not more than 6,050,000 shares of Stock shall be available for the grant of stock options under the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the Optionee and will thereafter not be available under the Plan.

                      (b) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent) or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the individual, the number and kind of shares and the price per share subject to outstanding options and to adjust the number of shares which have been authorized for the grant of stock options under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option.

               4.     Eligible Individuals.

                      (a) Individuals who shall be eligible to have granted to them the options provided for by the Plan (other than pursuant to Section 7) shall be such employees, officers, directors, independent contractors and consultants of the Company as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options. Except for grants pursuant to Section 7, eligible individuals shall not include Non-Employee Directors.

                      (b) Individuals who hold unexercised incentive stock options under the Prior Plans and are employees of the Company shall be eligible to receive incentive stock options to purchase the same number of shares of Stock as the number of shares subject to their unexercised incentive stock options issued under the Prior Plans in substitution for such Prior Plan Options. Individuals who hold unexercised nonqualified stock options and are eligible individuals under Section 4(a) above shall be eligible to receive nonqualified stock options to purchase the same number of shares of Stock as the number of shares subject to their unexercised nonqualified options issued under the Prior Plans in substitution for such Prior Plan Options.

               5. The Option Price. The exercise price of the Stock covered by each incentive Stock option shall be not less than the per share fair market value of such Stock on the date the option is granted. Except as provided in
Section 7, the exercise price of the Stock covered by each nonqualified stock option shall be as determined by the Committee, but shall not be less than 85% of the fair market value of such stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in Section 3(b), above.

               6.     Terms and Conditions of Options.

                      (a) Each option granted pursuant to the Plan will be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted. Options received under the Plan in substitution for unexercised options received under the Prior Plans will be evidenced by a written substitution agreement executed by the Company and the person to whom that option is granted.

                      (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that (i) the term of an incentive stock option shall not be for more than 10 years, (ii) in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company, the term shall be for no more than five years, and (iii) the term of an option granted pursuant to Section 7 shall be for ten years. Options received under the Plan in substitution for options received under the Prior Plans will have a new term as determined by the Committee subject to the limitations described in this Section 6(b) rather than continuing the term remaining on the options granted under the Prior Plans. Provided, however, that for incentive stock options granted in substitution for options under Prior Plans, the term under the original option plus the term under the substituted option cannot exceed 10 years, and, in the case of a person possessing more than ten percent of the combined voting power of the Company, the term under the original incentive stock option plus the term under the substituted incentive stock option cannot exceed five years.

                      (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company) shall not exceed $100,000. In the event an Optionee receives an option intended to be an incentive stock option which exceeds the fair market value limitation, the option shall be treated as a nonqualified option with respect to so much of the Stock subject thereto as exceeds that limitation.

                      (d) Except for grants to Non-Employee Directors pursuant to Section 7, which shall be granted on the form of Stock Option Agreement attached hereto as Exhibit A, the Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee. If an option, or any part thereof, is intended to qualify as an incentive stock option, the Stock Option Agreement shall contain those terms and conditions which are necessary to so qualify it.

               7.     Stock Options for Non-Employee Directors.

                      (a) All grants of options pursuant to this Section 7 shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 7. No person shall have any discretion to select which Non-Employee Directors shall be granted options or to determine the number of shares of Stock to be covered by options granted to Non-Employee Directors, the timing of such option grants or the exercise price thereof.

                      (b) An option to purchase thirty thousand (30,000) shares of Stock shall be granted immediately following each annual meeting of the Company's stockholders to each director who is not an officer of the Company ("Non-Employee Director") who was re-elected as a Non-Employee Director at such annual meeting and who has not otherwise received any prior automatic option grants under this Section 7 during the two immediately preceding calendar years; provided, however, that a grant to a Non-Employee Director who then holds an option that is not fully vested shall be adjusted so that options to acquire no more than ten thousand (10,000) shares of Stock shall vest in any year pursuant to Section 7(d). Each such grant shall be made as of the date of the annual stockholders' meeting in question. In the event a Non-Employee Director shall be appointed or elected to the Board other than at the annual stockholders' meeting, such Non-Employee Director shall be entitled to a ratable grant as of the date of his or her election or appointment to the Board. If any option ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. All options granted to Non-Employee Directors shall be nonqualified stock options.

                      (c) The exercise price per share of Stock covered by each option shall be the per-share fair market value of the Stock on the date the option is granted. The exercise price of an option granted under the Plan shall be subject to adjustment to the extent provided in Section 3(b) hereof.

                      (d) Each option shall vest and become exercisable as to ten thousand (10,000) of the shares covered thereby on the anniversary of the date of grant such that the option will be fully exercisable three (3) years after its date of grant.

               8. Use of Proceeds. Cash proceeds realized from the issuance of Stock under the Plan shall constitute general funds of the Company.

               9.     Amendment, Suspension, or Termination of the Plan.

                      (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the Company's stockholders, and provided further that, except as provided in Section 3(b) above, the Board shall in no event amend the Plan in the following respects without the consent of the stockholders then sufficient to approve the Plan in the first instance:

                             (i) To increase the maximum number of shares subject to incentive stock options issued under the Plan; or

                             (ii) To change the designation or class of persons eligible to receive incentive stock options under the Plan.

                      (b) No option may be granted under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on March 1, 2003, unless previously terminated by the Board pursuant to this Section 9.

                      (c) Notwithstanding the provisions of Sections 9(a) and 9(b), above, the provisions set forth in Section 7 of the Plan (and any other sections of the Plan that affect the formula award terms of option grants to Non-Employee Directors required to be specified in the Plan by Rule 16b-3) shall not be amended periodically and in no event more than once every six months, other than to comport with changes to the Code, the Employee Retirement Income Security Act of 1974, as amended or any applicable rules and regulations thereunder.

               10. Assignability. To the extent required by Rule 16b-3, no option granted pursuant to this Plan shall be transferable by the holder except by operation of law or by will or the laws of descent and distribution; provided, that, if Rule 16b-3 is amended after the date of the Board's adoption of this amendment to the Plan to permit broader transferability of options under that Rule, (i) options granted under Section 7 to Non-Employee Directors shall be transferable to the fullest extent permitted by Rule 16b-3 as so amended,
(ii) any other option shall be transferable to the extent provided in the option agreement covering the option, and the Committee shall have discretion to amend any such outstanding option to provide for broader transferability of the option as the Committee may authorize within the limitations of Rule 16b-3. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee's lifetime, shall be exercisable only by the optionee. In the event of any Rule 16b-3 permitted transfer of an option hereunder, the transferee shall be entitled to exercise the option in the same manner and only to the same extent as the optionee (or his personal representative or the person who would have acquired the right to exercise the option by bequest or intestate succession) would have been entitled to exercise the option under Sections 6, 7 and 13 had the option not been transferred.

               11. Provision of Information. The Company shall provide to each Optionee, during any period for which said Optionee has one or more options granted pursuant to the Plan outstanding, copies of annual financial statements of the Company.

               12. Transfer of Company's Rights. In the event the Company assigns to a third person, other than by operation of law, any of the Company's rights to repurchase any stock acquired on the exercise of an option, the assignee shall pay to the Company the value of such right as determined by the Committee in the Committee's sole discretion. Such consideration shall be in such form, including, without limitation, the performance of future services, as the Committee shall determine in the Committee's sole discretion.

               13.    Payment Upon Exercise of Options.

                      (a) Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash or check; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the Optionee; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option. In addition, the Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option (excluding options granted under

Section 7, above) and authorize a payment in consideration thereof of an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Committee's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

                      (b) In the event that the exercise price is satisfied by the Committee retaining from the shares of Stock otherwise to be issued to optionee shares of Stock having a value equal to the exercise price, the Committee may issue optionee an additional option, with terms identical to this option agreement, entitling optionee to purchase additional Stock in an amount equal to the number of shares so retained; provided, however, that no such additional options may be granted with respect to options granted pursuant to
Section 7, above.

               14.    Withholding Taxes.

                      (a) No Stock shall be delivered under the Plan to any optionee until the optionee has made arrangements acceptable to the Committee (or in the case of exercise of options granted to Named Executives, the Subcommittee) for the satisfaction of federal, state, and local income and social security tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan or to the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law. Upon exercise of an option the Company shall withhold from the optionee an amount sufficient to satisfy federal, state and local income and social security tax withholding obligations.

                      (b) In the event that such tax withholding is satisfied by the Company or the optionee's employer withholding shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option; provided, however, that no such additional options may be granted with respect to options granted pursuant to Section 7, above.

               15. Restrictions on Transfer of Shares. The Stock acquired pursuant to the exercise of options granted under the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired.

               16. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event of any of the following:

                      (a) the sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Adopting Company where the stockholders before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Adoption Company;

                      (b) a merger in which the stockholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Adopting Company; or

                      (c) the sale or exchange of all or substantially all of the Adopting Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 424(f) of the Code).

                      Any options which are neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor or purchasing corporation, as the case may be, shall terminate effective as of the date of the Transfer of Control.

               17. Stockholders Approval. This Plan shall only become effective with regard to incentive stock options upon its approval by a majority of the stockholders voting (in person or by proxy) at a stockholders' meeting held within 12 months of the Board's adoption of the Plan. The Committee may grant incentive stock options under the Plan prior to the stockholders' meeting, but until stockholder approval of the Plan is obtained, no incentive stock option shall be exercisable.

               18. Rule 16b-3 Compliance. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein in order to qualify the grants under
Section 7 hereof as grants under a non-discretionary formula under Rule 16b-3 such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan with respect to grants of options to Non-Employee Directors.

                          [FORM OF FRONT OF PROXY CARD]


                                                                           PROXY


                              VERILINK CORPORATION
                                145 Baytech Drive
                               San Jose, CA 95134

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING ON JUNE 22, 1999.

Graham G. Pattison and John C. Batty, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of Verilink Common Stock which the undersigned may be entitled to vote, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Verilink Corporation (the "Company"), to be held on Tuesday, June 22, 1999 at the Company's corporate offices at 145 Baytech Drive, San Jose, California, at 10:00 am Pacific Standard Time, and any adjournment or postponement thereof.

                          [FORM OF BACK OF PROXY CARD]

           Please mark your choice like this [X] in blue or black ink.

        Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR PROPOSAL 1.


--------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

--------------------------------------------------------------------------------
1. To ratify and approve an amendment to the Company's each sign. When signing as attorney, executor, Amended and Restated 1993 Stock Option Plan to increase administrator, trustee or guardian, please give the number of shares reserved for issuance thereunder full title as such. from 5,050,000 shares to 6,050,000 shares

                 [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. In their discretion, the Proxies are authorized to Signature vote upon such other business as may properly come Date before the Special Meeting.

MARK HERE FOR          [ ]
ADDRESS CHANGE
AND NOTE AT RIGHT

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature _______________________________________    Date ________________

Signature _______________________________________    Date ________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.